UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/26/2005

NATCO GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15603

DE	222906892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-683-9292
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.    Unregistered Sales of Equity Securities

On August 26, 2005, following the market close, Lime Rock Partners II, L.P. exercised in full warrants to purchase shares of NATCO Group Inc.'s common stock pursuant to a common stock purchase warrant dated March 23, 2003. The exercise price of each warrant was $10.00 and the warrant agreement provided for a cashless exercise. As Lime Rock elected to exercise these warrants via cashless exercise, the Company received no cash payment. The final number of shares of common stock issued to Lime Rock was calculated based on the average of the closing price of the Company's shares on the New York Stock Exchange for the ten trading-day period ending on the day prior to the exercise. The average price was $17.933, resulting in the issuance of 110,061 shares of common stock in exchange for the warrants.

The Company believes that the issuance of these shares to Lime Rock was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemption from the registration provisions of the Act and the regulations thereunder afforded by Section 4(2) of the Act.

Item 7.01.    Regulation FD Disclosure

The Company issued a press release announcing the warrant exercise by Lime Rock Partners II, L.P. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated into this report by reference.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: September 01, 2005.	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated September 1, 2005